UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 6, 2019

RumbleOn, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or Other Jurisdiction
of Incorporation)

001-38248	46-3951329
(Commission File Number)	(I.R.S. Employer Identification No.)
1350 Lakeshore Drive, Suite 160 Coppell, Texas	75019
(Address of Principal Executive Offices)	(Zip Code)

(469) 250-1185
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.02.  Results of Operations and Financial Condition.

Preliminary Revenue and Cash Estimates for the 2018 Fourth Quarter

While the normal financial closing and financial statement preparation process for RumbleOn, Inc. (the “Company”) is in its preliminary stages, the Company currently estimates 2018 fourth quarter revenue of $106.0 million to $110.0 million, including Wholesale, Inc. (“Wholesale”) and Wholesale Express, LLC (“Wholesale Express”) revenue from October 30, 2018 through December 31, 2018 and, on a pro forma basis, including Wholesale and Wholesale Express revenue from October 1, 2018 through December 31, 2018, revenue of $165.0 million to $170.0 million. In addition, at December 31, 2018, the Company estimates cash on hand of $15.0 million to $16.0 million.

Although the Company currently expects that its final 2018 fourth quarter results will be within the ranges described above, it is possible, that the Company’s final 2018 fourth quarter results will not be within the ranges it currently estimates. These estimated ranges represent the most current information available to management and are not meant to be a comprehensive statement of the Company’s financial results for the 2018 fourth quarter. Also, the Company’s independent registered public accounting firm has not completed their review of the Company’s results for the fourth quarter ended December 31, 2018. As such, the estimated ranges set forth above are subject to change.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUMBLEON, INC.

Date: February 6, 2019	By:	/s/ Steven R. Berrard
Steven R. Berrard
Chief Financial Officer